Exhibit 5.1

 LETTERHEAD OF DAVID M.  BOVI, P.A.

May 18, 2012

Board of Directors

American Realty Funds Corporation

501 S. Euclid Avenue

Bay City, Michigan 48706

Re:

American Realty Funds Corporation

Registration Statement on Form S-11

Gentlemen:

American Realty Funds Corporation, a Tennessee corporation (the “Company”), has requested that we render the opinion set forth in this letter in connection with the Company’s registration statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and issuance of a maximum of 2,500,000 shares (the “Shares”) of Series A Preferred Stock, $10.00 stated value, being offered by the Company.

In rendering this opinion, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein, including, but not limited to, the Registration Statement, the Company’s Certificate of Incorporation, the Company’s By-Laws, and the Company’s records of corporate proceedings relating to the issuance of Shares. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable. The opinions set forth in this letter are limited to the Tennessee Business Corporation Act, as in effect on the date hereof.

 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ David M. Bovi, P.A.

David M. Bovi, P.A.